808 Wilshire Boulevard, 2nd FloorT: 310.255.7700 Santa Monica, California 90401F: 310.255.7702

FOR IMMEDIATE RELEASE
Mary Jensen, Vice President – Investor Relations 310.255.7751 or mjensen@douglasemmett.com

Douglas Emmett, Inc. Announces
2008 Second Quarter Earnings Results
Reports FFO of $0.33 Per Diluted Share

SANTA MONICA, CALIFORNIA – August 5, 2008 – Douglas Emmett, Inc. (NYSE:DEI), a real estate investment trust (REIT), announced the release of its second quarter financial results for the quarter ended June 30, 2008.

Financial Results
Funds From Operations (FFO) for the three months ended June 30, 2008 totaled $51.6 million, or $0.33 per diluted share, compared to $48.7 million, or $0.29 per diluted share, for the second quarter ended June 30, 2007. FFO for the six months ended June 30, 2008 totaled $105.0 million, or $0.67 per diluted share, compared to $95.1 million, or $0.57 per diluted share, for the first six months of 2007. The Company reported a GAAP net loss of $9.4 million, or ($0.08) per diluted share, for the three months ended June 30, 2008, compared to a GAAP net loss of $1.3 million, or ($0.01) per diluted share, in the second quarter ended June 30, 2007. The Company reported a GAAP net loss of $11.9 million, or ($0.10) per diluted share, for the six months ended June 30, 2008, compared to a GAAP net loss of $4.5 million, or ($0.04) per diluted share, in the first six months of 2007.

Company Operations
Total revenues for the three months ended June 30, 2008 increased to $149.4 million from $127.0 million in the second quarter of 2007.  Operating income increased to $39.5 million for the three months ended June 30, 2008, representing an increase of 9.2% from the second quarter of 2007. For the same properties owned in the second quarter of 2008 and the second quarter of 2007, net operating income rose 6.1% on a GAAP basis and 11.5% on a cash basis year over year.

Total revenues from the Company’s office portfolio increased to $132.4 million for the three months ended June 30, 2008, representing an increase of 20.8% from the second quarter of 2007.  For the same properties owned in the second quarter of 2008 and the second quarter of 2007, total office revenues rose 5.2% on a GAAP basis and 8.0% on a cash basis year-over-year. Excluding the six properties that the Company acquired on March 26, 2008, the Company’s office portfolio was 95.5% leased and 94.5% occupied at June 30, 2008, compared to 95.3% leased and 94.3% occupied at March 31, 2008. Including the six properties that the Company acquired on March 26, 2008, the Company’s office portfolio was 94.8% leased and 93.8% occupied at June 30, 2008, compared to 94.6% leased and 93.4% occupied at March 31, 2008. The occupied percentage represents the leased portion of the Company’s office portfolio less those leases where the rent commencement date has yet to occur. During the quarter, the Company signed 114 new and renewal leases, totaling approximately 396,155 square feet.

Total revenues for the Company’s multifamily portfolio decreased on a GAAP basis by 2.4% to $17.0 million for the three months ended June 30, 2008 compared to $17.4 million for the three months ended June 30, 2007, while, on a cash basis, total revenues for the multifamily portfolio increased by 3.6% to $16.1 million from $15.5 million over the comparable periods. The Company’s multifamily portfolio was 99.2% leased at June 30, 2008 compared to 99.6% leased at March 31, 2008.

Dividends
During the quarter, the Company’s Board of Directors declared a quarterly cash dividend of $0.1875 per share. The dividend was paid on July 15, 2008 to shareholders of record as of June 30, 2008. On an annualized basis, this represents a dividend of $0.75 per common share.

Douglas Emmett, Inc. Announces
Second Quarter 2008 Company Earnings Results

Guidance
The Company is revising its FFO guidance range to $1.30 - $1.32 per diluted share from $1.28 - $1.32 per diluted share. This range assumes the first closing of the Company’s closed-end fund, which is anticipated to close in the third quarter of 2008.  As previously stated, the Company’s 2008 full year guidance also excludes any impact from future acquisitions, dispositions, additional equity purchases, debt financings or recapitalizations.

Conference Call and Web Cast Information
A conference call to discuss the Company’s 2008 second quarter financial results is scheduled for Wednesday, August 6, 2008 at 2:00 pm Eastern Time or 11:00 am Pacific Time. Interested parties can access the call via the Internet by going to the Investor Relations section of the Company’s Web site at www.douglasemmett.com or by dialing into the call at 800-218-0530 (domestic) or 303-262-2137 (international).   A replay of the live call will be available via the web site for 90 days. A digital replay will be available through Wednesday, August 13, 2008 at 800-405-2236 (domestic) or 303-590-3000 (international) and using the passcode 11116663.

Supplemental Information
Supplemental financial information for the Company’s 2008 second quarter financial results can be accessed on the Company’s Web site under the Investor Relations section at www.douglasemmett.com.

About Douglas Emmett, Inc.
Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in premier submarkets in California and Hawaii. The Company’s properties are concentrated in ten submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills, Burbank and Honolulu.  The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities. For more information on Douglas Emmett, please visit the Company’s Web site at www.douglasemmett.com.

Safe Harbor Statement
Except for the historical facts, the statements in this press release regarding Douglas Emmett’s business activities are forward-looking statements based on the beliefs of, assumptions made by, and information currently available to us about known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends.  For a discussion of some of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

--tables follow--

Douglas Emmett, Inc. Announces
Second Quarter 2008 Company Earnings Results

Douglas Emmett, Inc.
Consolidated Balance Sheets
(in thousands)

	June 30, 2008	December 31, 2007
Assets	(unaudited)
Investments in real estate:
Land	$890,148	$825,560
Buildings and improvements	5,515,561	4,978,124
Tenant improvements and lease intangibles	530,368	460,486
	6,936,077	6,264,170
Less: accumulated depreciation	(362,721)	(242,114)
Net investment in real estate	6,573,356	6,022,056
Cash and cash equivalents	2,764	5,843
Tenant receivables, net	553	955
Deferred rent receivables, net	28,447	20,805
Interest rate contracts	94,932	84,600
Acquired lease intangible assets, net	21,701	24,313
Other assets	25,636	31,396
Total Assets	$6,747,389	$6,189,968
Liabilities
Secured notes payable	$3,712,050	$3,080,450
Unamortized non-cash debt premium	22,891	25,227
Interest rate contracts	133,769	129,083
Accrued interest payable	20,723	13,963
Accounts payable and accrued expenses	37,539	48,741
Acquired lease intangible liabilities, net	219,730	218,371
Security deposits	35,298	31,309
Dividends payable	22,760	19,221
Total Liabilities	4,204,760	3,566,365

Minority interests	568,844	793,764
Stockholders’ equity
Common stock	1,214	1,098
Additional paid-in capital	2,275,364	2,019,716
Accumulated other comprehensive income	(88,178)	(101,163)
Accumulated deficit	(214,615)	(89,812)
Total stockholders’ equity	1,973,785	1,829,839
Total liabilities and stockholders’ equity	$6,747,389	$6,189,968

Douglas Emmett, Inc. Announces
Second Quarter 2008 Company Earnings Results

Douglas Emmett, Inc.
Consolidated Statements of Operations
(unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Office rental:
Rental revenues	$111,213	$92,884	$210,229	$184,496
Tenant recoveries	7,269	5,575	12,637	13,761
Parking and other income	13,911	11,098	26,571	22,198
Total office revenues	132,393	109,557	249,437	220,455

Multifamily rental:
Rental revenues	16,423	16,879	33,647	33,393
Parking and other income	559	526	1,119	1,017
Total multifamily revenues	16,982	17,405	34,766	34,410

Total revenues	149,375	126,962	284,203	254,865

Operating Expenses:
Office expenses	36,574	31,337	67,938	64,631
Multifamily expenses	3,759	3,872	7,636	8,795
General and administrative	5,729	5,120	11,014	10,162
Depreciation and amortization	63,858	50,494	120,607	101,615
Total operating expenses	109,920	90,823	207,195	185,203

Operating income	39,455	36,139	77,008	69,662

Interest and other income	123	372	532	454
Interest expense	(51,791)	(38,313)	(92,994)	(76,615)

Loss before minority interests	(12,213)	(1,802)	(15,454)	(6,499)

Minority interests	2,785	542	3,526	1,966
Net loss	$(9,428)	$(1,260)	$(11,928)	$(4,533)
Net loss per common share – basic and diluted(1)	$(0.08)	$(0.01)	$(0.10)	$(0.04)
Weighted average shares of common stock outstanding – basic and diluted(1)	121,314	114,862	119,799	114,933

(1)
Diluted shares are calculated in accordance with GAAP accounting literature, and include common stock plus dilutive equity instruments, as appropriate.  This amount excludes OP units, which are included in the non-GAAP calculation of fully diluted shares on page 5.

Douglas Emmett, Inc. Announces
Second Quarter 2008 Company Earnings Results

Douglas Emmett, Inc.
FFO Reconciliation
(unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Funds From Operations (FFO) (1):
Net loss	$(9,428)	$(1,260)	$(11,928)	$(4,533)
Depreciation and amortization of real estate assets	63,858	50,494	120,607	101,612
Minority interests	(2,785)	(542)	(3,526)	(1,966)
Loss on asset disposition	32	-	32	-
Less: adjustments attributable to minority interest in consolidated joint venture	(99)	-	(162)	-
FFO	$51,578	$48,692	$105,023	$95,113
Weighted average share equivalents outstanding (in thousands) - diluted	156,724	165,709	156,573	166,048

FFO per share – diluted	$0.33	$0.29	$0.67	$0.57

(1)
We calculate funds from operations before minority interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc. Announces
Second Quarter 2008 Company Earnings Results

Douglas Emmett, Inc.
Same Property Statistical and Financial Data
(unaudited and in thousands, except statistics)

	Three Months Ended June 30,
	2008	2007	% Change
Number of properties	46	46
Rentable square feet	11,586,150	11,585,250
Average % leased	95.4%	95.4%
Average % occupied	94.4%	93.4%

Same Property Net Operating Income - GAAP Basis(1)(3)
Total office revenues	$114,790	$109,102	5.2%
Total multifamily revenues	16,982	17,405	(2.4)
Total revenues	131,772	126,507	4.2

Total office expense	31,072	31,238	(0.5)
Total multifamily expense	3,759	3,872	(2.9)
Total property expense	34,831	35,110	(0.8)

Same Property NOI - GAAP basis	$96,941	$91,397	6.1%

Same Property Net Operating Income - Cash Basis(1)(2)(3)
Total office revenues	$104,659	$96,867	8.0%
Total multifamily revenues	16,058	15,501	3.6
Total revenues	120,717	112,368	7.4

Total office expense	31,237	31,639	(1.3)
Total multifamily expense	3,759	3,872	(2.9)
Total property expense	34,996	35,511	(1.5)

Same Property NOI - cash basis	$85,721	$76,857	11.5%

NOTE:  See page 7 for a description of same property, cash basis and NOI.

Douglas Emmett, Inc. Announces
Second Quarter 2008 Company Earnings Results

Douglas Emmett, Inc.
Reconciliation of Same Property NOI to GAAP Net Income (Loss)
(unaudited and in thousands)

	Three Months Ended June 30,
	2008	2007
Same property office revenues - cash basis (1)(2)	$104,659	$96,867
GAAP adjustments	10,131	12,235
Same property office revenues - GAAP basis	114,790	109,102
Same property multifamily revenues - cash basis	16,058	15,501
GAAP adjustments	924	1,904
Same property multifamily revenues - GAAP basis	16,982	17,405
Same property revenues - GAAP basis	131,772	126,507
Same property office expenses - GAAP basis	(31,072)	(31,238)
Same property multifamily expenses - GAAP basis	(3,759)	(3,872)
Same property Net Operating Income (NOI)(3) - GAAP basis	96,941	91,397
Non-same property NOI - GAAP Basis	12,101	356
Total property NOI - GAAP basis	109,042	91,753
General and administrative expenses	(5,729)	(5,120)
Depreciation and amortization	(63,858)	(50,494)
Operating income	39,455	36,139
Interest and other income	123	372
Interest expense	(51,791)	(38,313)
Loss before minority interests	(12,213)	(1,802)
Minority interests	2,785	542
Net loss	$(9,428)	$(1,260)

(1)
To facilitate a more meaningful comparison of net operating income (NOI) (as defined below) between periods, we calculate the amounts attributable to comparable properties, which we call same properties, that have been owned and operated by us during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

(2)
NOI as defined below includes the revenue and expense directly attributable to our real estate properties calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), and is specifically labeled as GAAP basis.  We also believe that NOI calculated on a cash basis is useful for investors to understand our operations.  Cash basis NOI is also a non-GAAP measure, which we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.  Accordingly, cash basis NOI should be considered only as a supplement to net income as a measure of our performance.  Cash basis NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  Cash basis NOI should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

(3)
Reported net income (or loss) is computed in accordance with GAAP.  In contrast, NOI is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, minority interests in consolidated partnerships, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.  Management uses NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

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